SCHEDULE 11

                             VSE CORPORATION
             STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
        For the three and nine month periods ended September 30,
                (Dollars in thousands; except share data)


                                          1997                  1996
                                    Three      Nine       Three      Nine
                                    Months     Months     Months     Months
                                    ------     ------     ------     ------
Net income:
  Continuing operations             $    8     $ (425)    $  478     $1,413
  Discontinued operations:
    Income (loss) from operations        0          0          0        (25)
    Loss on disposal                     0          0          0       (179)
                                    ------     ------     ------     ------
                                    $    0     $ (425)    $  478     $1,209
                                    ======     ======     ======     ======
Weighted average shares
  outstanding                    1,732,334  1,734,734  1,738,334  1,738,334
                                 =========  =========  =========  =========

Net earnings per share - primary
  and fully diluted:
  Continuing operations             $    0     $ (.25)    $  .27     $  .81
  Discontinued operations:
    Income (loss) from operations        0          0          0       (.01)
    Loss on disposal                     0          0          0       (.11)
                                    ------     ------     ------     ------
                                    $    0     $ (.25)    $  .27     $  .69
                                    ======     ======     ======     ======

Shares from above               1,732,334   1,734,734  1,738,334  1,738,334
Leveraged ESOP (Shares not
  committed to be released)       (41,330)    (33,548)         0          0
Assumed exercise of options
  (treasury stock method)               0*          0*    23,754     18,134
                                ---------   ---------  ---------  ---------
                                1,691,004   1,701,186  1,762,088  1,756,468
                                =========   =========  =========  =========

*For the three and nine month periods ended September 30, 1997, any exercise of options would be antidilutive.